Exhibit 10.1

                                   WAIVER AND
                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         This Waiver and Third Amendment to Loan and Security Agreement, dated as of the 3rd day of November, 1999 (this "Waiver and Amendment"), is made by and between Accom, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("LaSalle") for the purpose of amending the Loan and Security Agreement executed between them as of December 10, 1998 (as amended, the "Agreement").

                                    RECITALS

                  A. Lender has received the September 1999 financial statements for Borrower. Upon review of these statements, Lender has determined that Borrower has breached the following covenants of the Agreement:

                  o 14(n)(i) - "Consolidated Tangible Net Worth: Borrower and its Subsidiaries, on a consolidated basis, shall maintain as of the end of (A) the month ending September 30, 1999 a Tangible Net Worth of not less than $3,200,000 (the
                       'Base Amount') and (B) each month thereafter . . . ."

                       Breach: The  Tangible  Net  Worth  was  calculated  to be
                               $2,980,784 as of September 30, 1999 versus a minimum requirement of $3,200,000 as of such date.

                  o 14(n)(vi) - "Maximum Loss: Borrower and its Subsidiaries, on a consolidated basis, shall not incur a fiscal year-to-date pre-tax loss, calculated in accordance with GAAP, in excess of $525,000 as of September 30, 1999."

                       Breach: The Borrower has incurred a year-to-date  pre-tax
                               loss of $897,674 as of September 30, 1999.

                  B. The breaches of these covenants constitute Events of Default as defined in the Agreement. Based upon such Events of Defaults, Lender has the right to immediately exercise all remedies provided in the Agreement.

                  C. Borrower has proposed that Lender waive the defaults described above.

                  D. Lender is willing to grant Borrower's request, subject to and upon the terms and conditions set forth below.

                              TERMS AND CONDITIONS

                  1.       Acknowledgements.  Borrower acknowledges that:

                           (a)  Borrower's  breach  of  each  of  the  covenants
described in Recital A above each constitutes an Event of Default under the Agreement.

                           (b)  Borrower  has  no  defense,   claim  or  offset,
deduction or recoupment with respect to any of the Liabilities, and no counterclaims which would reduce the amount owing to Lender.

                           (c) All terms, covenants,  conditions and obligations
contained in the Agreement and the Other Agreements are fully valid, binding and enforceable in accordance with their terms.

                  2. Waiver. Lender hereby waives the Events of Default described in Recital A; provided, however, this waiver will not excuse or diminish Borrower's obligations under the Agreement and the Other Agreements following the date of this waiver. If Borrower fails to comply with the terms and conditions set forth in this Waiver and Amendment, the Agreement as amended by this Waiver and Amendment, and the Other Agreements, or if there is any adverse change in Borrower's Tangible Net Worth or financial condition or if any other Event of Default occurs, Lender will have the right, immediately and without notice to Borrower, to exercise each and every one of its rights and remedies.

                  3.       Amendments to the Agreement.

                  Borrower and Lender agree to amend the Agreement as follows:

                           (a) The  definition  of  "Inventory  Advance Rate" in
paragraph 1 of the Agreement is deleted in its entirety, and hereafter, Lender will not make any advances against Borrower's Eligible Inventory.

                           (b) The  definition  of Revolving  Loan  Facility" in
paragraph 1 of the Agreement is amended to read as follows:

                  "'Revolving Loan Facility' shall mean the sum of $2,000,000."

                           (c) The  second  sentence  of  paragraph  5(a) of the
Agreement is amended to read as follows:


                           "Interest shall accrue on the principal amount of the
                  Revolving Loans made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to three and three-quarters percent (3.75%) above the Prime Rate.


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

                           (d)  Paragraph 12 of the Agreement is amended to read
as follows:

                  "12.     TERMINATION.

                           "Unless  the  due   date   of  the   Liabilities   is
                  accelerated pursuant to paragraph 17 shall be in effect from the date hereof until January 31, 2000 at which time Borrower shall pay all of the Liabilities in full. Lender does not intend to extend the term of this Agreement after January 31, 2000. If the due date of the Liabilities is accelerated as provided above, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full and the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, (A) Borrower shall deliver to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason and (B) upon Borrower's request, LaSalle shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower."

                           (e)  Paragraph  14(u) of the  Agreement is amended to
read as follows:

                  "(u) Borrower shall not make any payments of either principal or interest to any of the following persons: (a) Scitex; or
                  (b) the holders of Borrower's 6% Senior Subordinated Convertible Notes."

                  4. Accommodation Fee. For and in consideration of the waiver and other accommodations reflected in this Waiver and Amendment, including without limitation, the deletion of a prepayment fee, any Borrower shall pay to LaSalle an accommodation fee of $45,000 in two installments. The first installment, in the amount of $5,000, is due and payable upon the execution and delivery of this Amendment. The second installment, in the amount of $40,000, is due and payable on January 31, 2000 unless Borrower pays all Liabilities in full and terminates all of Borrower's rights under the Agreement. If Borrower pays all Liabilities in full and terminates all of its rights under the Agreement on or before January 31, 2000, Lender will waive the payment of the final $40,000 installment of the accommodation fee described in this paragraph.


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

                  5. Costs and Fees. Borrower shall pay all expenses, including attorney fees, which LaSalle incurs in connection with the preparation of this Amendment, and any related documents. All such fees and expenses may be charged against Borrower's loan account.

                  6.  Additional   Representations  and  Warranties.  To  induce
LaSalle   to  enter  into  this   Amendment,   Borrower   makes  the   following
representations and warranties:

                           (a)  Each   recital,   representation   and  warranty
contained in this Amendment, in the Agreement as amended by this Amendment and in the Other Agreements, are true and correct as of the date of this Amendment and do not omit to state a material fact required to make those recitals, representations and warranties not misleading.

                           (b) Except as described in Recital A above,  no event
has occurred and is continuing which constitutes or would, with the giving of notice, the passage of time or both, constitute an Event of Default under the Agreement or any of the Other Agreements.

                           (c) This Amendment has been approved by all necessary
corporate action, and the individuals signing below represent and warrant that they are fully authorized to do so.

                  7. Effect on Rest of Agreement and Other Agreements. Except as specifically provided above, the Agreement and the Other Agreements remain fully valid, binding and enforceable according to their terms.

                  8. Waivers. Borrower waives any and all defenses, claims, counterclaims and offsets against LaSalle which may have arisen or accrued through the date of this Amendment. Borrower acknowledges that LaSalle and its employees, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements which have been previously executed. Borrower and each Guarantor hereby waives any and all defenses, claims, counterclaims and offsets against LaSalle which may have arisen or accrued through the date of this Amendment.

                  9. Effective Date. This Waiver and Amendment will not become effective until:

                           (a) Borrower has executed  this Waiver and  Amendment
and delivered it to Lender;

                           (b)   Borrower   has    delivered   to   Lender   the
accommodation fee described in Section 4 above; and

                           (c)  Borrower  has  delivered  to  Lender a copy of a
waiver of all defaults under Borrower's 6% Senior Subordinated Convertible Notes that has been signed by American Bankers Insurance Group, Inc.


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

          UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BORROWER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXENTIONS ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.


                             ACCOM, INC.

                             By:     /s/  DONALD K. McCAULEY
                                     -------------------------------------
                                          (Donald K. McCauley)
                             Title:  Sr. VP, Finance and Chief Financial Officer


                             LASALLE BUSINESS CREDIT, INC.

                             By:      /s/  ROBERT C. ALEXANDER
                                     -------------------------------------
                                           (Robert C. Alexander)
                             Title:   VP & Senior Loan Officer


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